UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 12, 2016
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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
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Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On September 15, 2016, Vera Bradley was provided information by law enforcement regarding a potential data security issue related to its retail store network. The press release outlining details of the security issue is furnished as Exhibit 99.1 to this report.
Management believes that its insurance policies will cover most of the expenses related to this issue.
In addition, the Company has delayed the October 2016 planned conversion of its digital flagship, verabradley.com, to a new platform. The postponement is primarily related to delays in completing the integration of the new website platform with existing Company systems, and a contributing factor is the data security issue since resources previously allocated to the conversion were reallocated to resolving the security issue. Because of the upcoming holiday season, the digital flagship conversion will now be launched in the first quarter of fiscal 2018.
Once implemented, management believes the new verabradley.com platform will enable consumers to shop faster and easier both on-line and in-store. Enhanced functionality will include:

•	additional navigation and search enhancements,

•	strategic segmentation and personalization,

•	enhanced payment options and eGift cards,

•	order on line, pick up in store, and

•	site capabilities for future foreign expansion.
This conversion delay could impact the Company’s ability to generate positive comparable store sales in the fourth quarter of fiscal 2017. However, due to offsetting expense savings related to the delayed conversion, management does not expect the delay to have a material impact on diluted earnings per share for the fourth quarter or fiscal year ended January 28, 2017.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated October 12, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

Date: October 12, 2016	/s/ Mark C. Dely
Mark C. Dely Vice President – Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 12, 2016